UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2010

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Level 3 Communications, Inc. (“Level 3” or “we” or “us” or “our”) held its 2010 annual meeting of stockholders on May 20, 2010.  At the meeting, stockholders present in person or by proxy voted on the matters described below.  The votes noted below are the final voting results.

1.     Stockholders elected each of the 14 directors named below to our Board of Directors (our “Board”) to hold office until the annual meeting of stockholders in 2011 or until his successor is elected and qualified, based on the following votes:

	For	Against/Withheld	Abstain	Broker Non-Votes
Walter Scott, Jr.	1,145,259,411	23,251,664	0	255,489,346
James Q. Crowe	1,147,310,689	21,200,386	0	255,489,346
R. Douglas Bradbury	1,134,677,944	33,833,131	0	255,489,346
Douglas C. Eby	1,138,297,349	30,213,726	0	255,489,346
James O. Ellis, Jr.	1,148,861,176	19,649,899	0	255,489,346
Richard R. Jaros	1,141,987,420	26,523,655	0	255,489,346
Robert E. Julian	1,134,154,604	34,356,471	0	255,489,346
Michael J. Mahoney	1,151,299,591	17,211,484	0	255,489,346
Rahul N. Merchant	1,140,886,397	27,624,678	0	255,489,346
Charles C. Miller, III	1,146,145,792	22,365,283	0	255,489,346
Arun Netravali	1,151,339,306	17,171,769	0	255,489,346
John T. Reed	1,129,824,858	38,686,217	0	255,489,346
Michael B. Yanney	1,144,212,247	24,298,828	0	255,489,346
Dr. Albert C. Yates	1,147,343,131	21,167,944	0	255,489,346

2.     Stockholders approved the grant of discretionary authority to our Board to effect a reverse stock split at one of four ratios, based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,383,829,818	37,095,643	3,074,960	0

3.     Stockholders approved an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock, par value $.01 per share, from 2.5 billion to 2.9 billion, based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,357,172,996	63,689,364	3,138,061	0

4.     Stockholders approved an amendment and restatement of the Level 3 Communications, Inc. 1995 Stock Plan (amended and restated as of April 1, 1998) to, among other things, extend the term of that plan to May 20, 2020 and to increase the number of shares of our common stock, par value $.01 per share reserved for issuance under the plan by 50 million, based on the following votes:

For	Against	Abstain	Broker Non-Votes
915,762,877	251,458,242	1,289,956	255,489,346

Item 8.01.  Other Matters

Attached as Exhibit 10.1 to this Current Report is the Level 3 Communications, Inc. Stock Plan, effective May 20, 2010.  Also attached as exhibits to this Current Report are the forms of award agreements that have been updated to reflect administrative changes to the forms of award agreements required as a result of the amendments to the Level 3 Communication, Inc. Stock Plan.  On May 20, 2010, the Compensation Committee of the Board and the full Board approved the form of Master Deferred Issuance Stock Agreement for Non-Employee Directors, which is filed as Exhibit 10.4 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

None

(b)       Pro Forma Financial Information

None

(c)       Shell Company Transactions

None

(d)       Exhibits

10.1         Level 3 Communications, Inc. Stock Plan, effective May 20, 2010.

10.2         Level 3 Communications, Inc. OSO Master Award Agreement

10.3         Level 3 Communications, Inc. Amended Master Deferred Issuance Stock Agreement

10.4         Level 3 Communications, Inc. Master Deferred Issuance Stock Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  May 25, 2010

Exhibit Index

Exhibit	Description

10.1	Level 3 Communications, Inc. Stock Plan, effective May 20, 2010.

10.2	Level 3 Communications, Inc. OSO Master Award Agreement

10.3	Level 3 Communications, Inc. Amended Master Deferred Issuance Stock Agreement

10.4	Level 3 Communications, Inc. Master Deferred Issuance Stock Agreement for Non-Employee Directors